                                                                    Exhibit 11.1

                       Computation of Pro Forma Combined

                           Earnings (Loss) Per Share

              Basic pro forma combined earnings (loss) per share:

                                                                    Pooling                                    Purchase
                                           ----------------------------------------------------------  -------------------------
                                                  June 30,                    December 31,              June 30    December 31,
                                           ----------------------  ----------------------------------  ----------  -------------
                                              1998        1997        1997        1996        1995        1998         1997
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Chrysler
Weighted average common shares
 outstanding.............................       646.2       688.3       675.5       730.3       748.4       646.2         675.5
Shares offered in offering...............        30.0        24.7        24.7          --          --          --            --
Stock options, net.......................        10.4         6.7         6.8         7.4         7.1        10.4           6.8
Conversion of preferred stock............         0.7         1.7         1.3         4.4        34.7         0.7           1.3
Conversion of other contingently issuable
 shares..................................         2.3         1.6         1.7         1.7         1.5         2.3           1.7
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                                689.6       723.0       710.0       743.8       791.7       659.6         685.3
Conversion ratio.........................      0.6235      0.6235      0.6235      0.6235      0.6235      0.6235        0.6235
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Pro forma weighted average common shares
 outstanding.............................       430.0       450.8       442.7       463.8       493.6       411.3         427.3
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Daimler-Benz
Weighted average Ordinary Shares/ADS
 outstanding.............................       517.7       515.4       515.7       513.9       513.0       517.7         515.7
Ordinary share rights adjustment
 factor..................................       1.019       1.019       1.019       1.019       1.019       1.019         1.019
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Pro forma weighted average Ordinary
 Shares/ ADS outstanding.................       527.5       525.2       525.5       523.7       522.7       527.5         525.5
Conversion ratio.........................       1.005       1.005       1.005       1.005       1.005       1.000         1.000
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                                530.1       527.8       528.1       526.3       525.4       527.5         525.5
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Basic pro forma combined weighted average
 shares outstanding......................       960.1       978.6       970.8       990.1     1,019.0       938.8         952.8
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Pro forma combined net earnings (loss)...     DM5,721     DM3,542    DM12,906     DM8,359    DM(2,689)    DM5,293      DM12,041
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Basic pro forma combined earnings (loss)
 per share...............................      DM5.96      DM3.62     DM13.29      DM8.44     DM(2.64)     DM5.64       DM12.64
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
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

                       Computation of Pro Forma Combined

                           Earnings (Loss) Per Share

        Basic pro forma combined earnings (loss) per share: (Continued)

                                                                    Pooling                                    Purchase
                                           ----------------------------------------------------------  -------------------------
                                                  June 30,                    December 31,              June 30    December 31,
                                           ----------------------  ----------------------------------  ----------  -------------
                                              1998        1997        1997        1996        1995        1998         1997
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Diluted pro forma combined earnings
 (loss) per share:
Chrysler pro forma weighted average
 shares outstanding......................       430.0       450.8       442.7       463.8       493.6       411.3         427.3
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Daimler-Benz weighted average Ordinary
 Shares/ADS outstanding..................       517.7       515.4       515.7       513.9       513.0       517.7         515.7
Dilutive convertible bonds and notes.....        24.4         8.6        12.5         4.0      --            24.4          12.5
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                                542.1       524.0       528.2       517.9       513.0       542.1         528.2
Ordinary Share rights adjustment
 factor..................................       1.019       1.019       1.019       1.019       1.019       1.019         1.019
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                                552.4       534.0       538.2       527.7       522.7       552.4         538.2
Conversion ratio.........................       1.005       1.005       1.005       1.005       1.005       1.000         1.000
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                                555.2       536.7       540.9       530.4       525.4       552.4         538.2
Diluted pro forma combined weighted
 average shares outstanding..............       985.2       987.5       983.6       994.2     1,019.0       963.7         965.5
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Pro forma combined net earnings (loss)...     DM5,721     DM3,542    DM12,906     DM8,359    DM(2,689)    DM5,293      DM12,041
Interest expense on convertible bonds and
 notes...................................          24          14          38           7      --              24            38
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                              DM5,745     DM3,556    DM12.944     DM8,366    DM(2,689)    DM5,317      DM12.079
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
Diluted pro forma combined earnings
 (loss) per share........................      DM5.83      DM3.60     DM13.16      DM8.41     DM(2.64)     DM5.52       DM12.51
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------
                                           ----------  ----------  ----------  ----------  ----------  ----------  -------------